UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2022

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVBG	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Director.

On July 25, 2022, Everbridge, Inc. (the “Company”) announced that David Wagner has been appointed as the Chief Executive Officer, effective immediately. Mr. Wagner has also been appointed as a member of the Company’s Board of Directors, effective upon the Board’s approval of his appointment, which is anticipated to be July 28, 2022. Mr. Wagner succeeds Patrick Brickley and Vernon Irvin, who were serving as Interim Co-Chief Executive Officers. Mr. Brickley will continue in his current role of Executive Vice President and Chief Financial Officer and Mr. Irvin will continue in his current role of Executive Vice President and Chief Revenue Officer. Mr. Wagner, age 57, joins Everbridge from Zix Corporation, a SaaS-based data protection and compliance company, where he served as President and Chief Executive Officer from January 2016 to December 2021. Prior to that, Mr. Wagner served as President of Entrust and Senior Vice President of Entrust Datacard, a provider of trusted identity and secure issuance technology solutions, from December 2013 to December 2015.

Mr. Wagner does not have any family relationships with any of the Company’s directors or executive officers, is not a party to any transactions of the type that would be required to be reported under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and was not appointed pursuant to any arrangement or understanding with any other person.

Employment Agreement and Other Compensatory Arrangements

In connection with Mr. Wagner’s appointment, the Company entered into an employment agreement with Mr. Wagner on July 25, 2022 (the “Agreement”). Mr. Wagner had first signed an offer letter with the Company which became effective on July 19, 2022, upon the completion of standard background checks. The Agreement supersedes the offer letter. Under the Agreement, Mr. Wagner will receive an initial annual base salary of $425,000 and is eligible to earn an annual cash incentive bonus of $425,000, which will be pro-rated for fiscal 2022, pursuant to the Company’s management incentive plan upon the achievement of certain individual and/or Company performance goals set by the Compensation Committee of the Company’s Board of Directors. The Company will assist Mr. Wagner in arranging an apartment in the Boston metropolitan area as well as reimburse him for related housing and travel expenses, in accordance with applicable Company policies. Mr. Wagner is also eligible to participate in the Company’s employee benefit, welfare and other plans, as may be maintained by the Company from time to time, on a basis no less favorable than those provided to other similarly-situated executives of the Company. Mr. Wagner is also subject to certain customary confidentiality, non-competition and non-solicitation provisions.

Pursuant to the Agreement, the Company will grant Mr. Wagner the following awards pursuant to the Company’s 2016 Equity Incentive Plan: (i) 200,000 restricted stock units (the “RSU Grant”), with 25% of the RSU Grant vesting on December 31, 2022, and the remaining 75% vesting in twelve equal quarterly installments, with the first such vesting date on October 31, 2023, and (ii) 200,000 performance stock units (the “PSU Grant”), with up to 75% of the PSU Grant becoming eligible to vest based on the compound annual growth rate (“CAGR”) achieved by the Company during the eight fiscal quarters from January 1, 2022 to December 31, 2023, and up to an additional 75% of the PSU Grant becoming eligible to vest based on the CAGR achieved during the 12 fiscal quarters from January 1, 2022 to December 31, 2024, with the actual vesting date in each case occurring on the filing of the Company’s Form 10-Q for the quarters ending June 30, 2024 and June 30, 2025, respectively. The vesting of each award above is subject to Mr. Wagner’s continued service to the Company through each applicable vesting date or event. Mr. Wagner may not sell or dispose of any of the initial 25% vested shares of the RSU Grant until the first anniversary of the grant date, except in the event of a termination of his employment by the Company without “cause” (as defined in the Agreement), termination due to his death, or immediately prior to a Change in Control (as defined in the 2016 Equity Incentive Plan). If the Company undergoes a Change in Control and Mr. Wagner is not granted equivalent equity by the acquiring entity or if his employment is terminated without “cause” or by him for “good reason” (each as defined in the Agreement) during the first 12 months after such Change in Control, then the vesting of the RSU Grant and the PSU Grant, together with all subsequent equity grants, will be accelerated in full, provided that if a Change in Control occurs during the first 12 months of Mr. Wagner’s employment, then acceleration for the initial RSU Grant and the PSU Grant will be limited to a total of 25% of such grants.

If Mr. Wagner’s employment is terminated by the Company without “cause” (as defined in the Agreement) or Mr. Wagner resigns for “good reason” (as defined in the Agreement), subject to the execution of a release of claims and continued compliance with his restrictive covenants, he will be entitled to receive (i) twelve months of his then current base salary, paid over time in accordance with the Company’s payroll practices then in effect (the “Separation Payments”), and (ii) payment of premiums for continued health benefits under COBRA for up to the duration of the applicable period that Mr. Wagner is receiving Separation Payments. If Mr. Wagner’s employment ends due to his death or “disability” (as defined in the Agreement), he (or his estate in the event of death) is entitled to continued payment of his then current base salary for three months following the termination of his employment. The payment of the Separation Payments is contingent upon Mr. Wagner’s continued compliance with the confidentiality, non-competition and non-solicitation and confidentiality covenants contained in the Agreement. The confidentiality covenant has an indefinite term, and the non-competition and non-solicitation covenants each have a term effective both during employment and for two years and one year following a termination of his employment, respectively.

In addition to the Agreement, Mr. Wagner will enter into our standard form of indemnification agreement, the form of which has been filed as Exhibit 10.9 to our Registration Statement on Form S-1, filed with the SEC on August 19, 2016.

Item 7.01	Regulation FD Disclosure.

On July 25, 2022, the Company issued a press release announcing the appointment of Mr. Wagner as the Company’s Chief Executive Officer and his pending appointment to the Company’s Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated July 25, 2022, between David Wagner and the Company

99.1	Press release dated July 25, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: July 25, 2022	By:	/s/ Elliot J. Mark
Elliot J. Mark Senior Vice President, General Counsel and Secretary

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